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                                                                    EXHIBIT 99.1

                                  PRESS RELEASE

Southern Michigan Bancorp, Inc. of Coldwater, Michigan Announced Termination of Merger Agreement by Sturgis Bank & Trust Company of Sturgis, Michigan.

Southern Michigan Bancorp, Inc. ("SOMC") (OTC Market) announced today that Sturgis Bank & Trust Company ("STUR") (OTC Market) has notified SOMC that it has terminated the Agreement and Plan of Consolidation dated February 15, 2000 ("Agreement") which was intended to combine the two companies.

SOMC's Board of Directors is currently evaluating its alternatives.
Contact:  James T. Grohalski (517) 279-5525.

10/04/2000